EXHIBIT 11.0

                        Computation of Earnings Per Share





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                                             WEST ESSEX BANCORP, INC.
                                        STATEMENT REGARDING COMPUTATION OF
                                      EARNINGS PER SHARE FOR THE YEARS ENDED
                                      December 31, 2000 and December 31, 1999
                                 (Dollars in Thousands, Except Per Share Amounts)



                                                                                         For the Calendar Year
                                                                                  ---------------------------------
                                                                                     2000                   1999
                                                                                  ----------             ----------
Basic:
     Net income........................................................           $3,280,328             $3,043,349
     Net income applicable to common stock.............................           $3,280,328             $3,043,349
     Average common shares
         outstanding - basic...........................................            3,847,096              4,004,069
     Basic earnings per share..........................................                $0.85                  $0.76

Diluted:
     Net income........................................................           $3,280,328             $3,043,349
                                                                                  ----------             ----------
     Average common shares outstanding - basic.........................            3,847,096              4,004,069
     Effect of dilutive securities.....................................               15,088                  3,682
                                                                                  ----------             ----------
     Average common shares outstanding - diluted.......................           $3,862,184             $4,007,731
                                                                                  ==========             ==========
Diluted earnings per share.............................................                $0.85                  $0.76
                                                                                       =====                  =====

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